Filed Pursuant to Rule 424(b)(5)
Registration No. 333-299730
PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 30, 2026)
Porch Group, Inc.
Up to 10,000,000 Shares of Common Stock Offered by the Reciprocal Stockholder
Up to 5,000,000 Shares of Common Stock Offered by the Company

The Porch Reciprocal Exchange, a Texas unincorporated reciprocal inter-insurance exchange managed and operated, but not owned, by a wholly owned subsidiary of Porch Group, Inc. as the attorney-in-fact (the “reciprocal stockholder”), and we, have entered into a distribution agreement, dated October 30, 2026 (the “distribution agreement”), with StoneX Financial Inc. (“StoneX” or the “sales agent”). Pursuant to the distribution agreement, (i) the reciprocal stockholder may offer and sell up to 10,000,000 shares of our common stock, par value $0.0001 per share (“common stock”) it holds and (ii) we may offer and sell up to 5,000,000 newly-issued shares of our common stock, in each case from time to time through the sales agent, for the reciprocal stockholder or us, as applicable.
Neither we nor the reciprocal stockholder are obligated to offer or sell any shares of common stock pursuant to the distribution agreement and may, at any time, suspend offers and sales of shares under the distribution agreement, subject to its terms and conditions. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that constitutes an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation, sales made directly on or through the Nasdaq or similar securities exchanges or sales made to or through a market maker other than on an exchange, and at market prices prevailing at the time of such sales or at other prices to be determined. In accordance with the distribution agreement, sales may also be made in negotiated transactions, including block transactions.
The sales agent will be entitled to compensation at a commission rate of 1.5% of the gross sales price per share sold under the distribution agreement. The remaining sales proceeds, after deducting commissions, any expenses payable by us and any other applicable transaction fees, will be the reciprocal stockholder’s or our, as applicable, net proceeds for the sale of the shares. We will not receive any proceeds from sales by the reciprocal stockholder, and the reciprocal stockholder will not receive any proceeds from sales by us.
Our common stock is listed on the Nasdaq Capital Market under the symbol “PRCH.” On October 29, 2026, the last reported sales price of our common stock on the Nasdaq Capital Market was $20.89 per share.

Investing in our securities involves risks. See “Risk Factors” on page S-7 of this prospectus supplement, the accompanying prospectus and in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

StoneX
The date of this prospectus supplement is October 30, 2026

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying prospectus combined.
This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. The reciprocal stockholder and sales agent have not, and we have not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This document may only be used where it is legal to sell these securities. The reciprocal stockholder and sales agent are not, and we are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein or therein is accurate as of any date other than the date of those documents. Our business, financial condition, results of operations, and prospects may have changed since the date of such information.
References to the “Reciprocal” or the “reciprocal stockholder” refer to Porch Reciprocal Exchange, a Texas unincorporated reciprocal inter-insurance exchange managed and operated, but not owned, by a wholly owned subsidiary of Porch Group as the attorney-in-fact, and the term “you” refers to a prospective investor. Unless the context otherwise indicates, references in this prospectus supplement to “we,” “us,” “our,” the “Company,” and “Porch Group” refer to Porch Group, Inc., a Delaware corporation, and its wholly owned subsidiaries, and will not include the Reciprocal.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, assumptions, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Generally, statements that are not historical facts, including statements concerning our or the Reciprocal’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or similar expressions.
These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) expansion plans and opportunities, and managing growth, to build a consumer brand; (2) the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes; (3) economic conditions, especially those affecting the housing, insurance, and financial markets; (4) expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability; (5) existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations; (6) the structure, availability, and performance of the Reciprocal and Homeowners of America (“HOA”)’s reinsurance programs to protect against loss and maintain their financial stability ratings and a healthy surplus, the success of which are dependent on a number of factors outside management’s control; (7) the possibility that a decline in our share price would result in a negative impact to the Reciprocal’s surplus position and may require further financial support to enable the Reciprocal to meet applicable regulatory requirements and maintain its financial stability rating; (8) the possibility that a decline in our share price would result in a negative impact to our captive reinsurance business' capital and collateral portfolio, and may require further financial support to enable the captive reinsurance business to meet applicable regulatory requirements; (9) uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiatives and other matters within the purview of insurance regulators (including the discount associated with the shares contributed to HOA that were subsequently transferred to the Reciprocal in connection with the closing of the sale of HOA to the Reciprocal); (10) the ability of the Company and its affiliates to successfully operate and manage the Reciprocal and our ability to successfully operate our businesses alongside a reciprocal exchange; (11) our ability to implement our plans, forecasts and other expectations with respect to the Reciprocal and to realize expected synergies and/or convert policyholders from our existing insurance carrier business into policyholders of the Reciprocal; (12) the risk that the proposed acquisition of Allied Trust Insurance Company, Allied Underwriters LLC and Lonestar Lagniappe Reinsurance Holdings, LLC (the “Acquisition”) may not be completed on the anticipated terms or timeline, or at all, including due to failure to obtain required approvals from the Texas Department of Insurance or other insurance regulators, or the imposition of conditions on those approvals; (13) the occurrence of any event, change or other circumstance that could give rise to the termination of the Acquisition purchase agreement; (14) the effect of the announcement or pendency of the Acquisition on relationships with policyholders, producers, reinsurers, regulators and employees, and on our operating results; (15) transaction-related costs and the diversion of management’s attention; (16) adjustments to the purchase price, including based on the acquired insurer’s statutory surplus at closing; (17) our ability to integrate the acquired businesses and realize the anticipated benefits of the Acquisition; (18) reliance on strategic, proprietary relationships to provide the Company with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers; (19) the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner; (20) the ability to effectively integrate and leverage artificial intelligence and machine learning technologies; (21) changes in capital requirements, and the ability to access capital when needed to provide statutory surplus; (22) our ability to timely repay our outstanding indebtedness; (23) the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance; (24) retaining and attracting skilled and experienced employees; (25) costs related to being a public company; and (26) other risks and uncertainties discussed in Part I, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as those discussed in subsequent reports filed with the SEC, all of which are available on the SEC’s website at www.sec.gov.
Nothing in this prospectus supplement, the accompanying prospectus or the documents incorporated herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date made. Unless specifically indicated otherwise, the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date made. The Company does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as may be required by applicable law.

SUMMARY
This summary does not contain all of the information that you should consider before investing in our common stock. You should read the following summary in conjunction with the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
OUR COMPANY
Porch Group, together with its consolidated subsidiaries, is a new kind of homeowners insurance company—one designed to stand out in a massive and growing market. Our strategy is built on three differentiators that set us apart.
1.Advantaged Underwriting Through Proprietary Data
Leveraging unique property insights, we can assess risk with greater precision, enabling competitive pricing for low-risk customers and avoiding high-risk customers, while delivering superior underwriting performance.
2.Best Services for Homebuyers
We are committed to being the go-to partner during one of life’s most significant transitions—buying a home—by offering services that simplify moving and home setup.
3.More Protection
We combine homeowners insurance with home warranty, filling coverage gaps and reducing unexpected costs for consumers.
Beyond insurance, Porch Group is a leader in the home software-as-a-service space, serving approximately 19 thousand companies across industries essential to the home-buying process—home inspectors, title companies, mortgage providers, and more. Our deep relationships and proprietary data give us unique visibility into approximately 90% of U.S. homebuyers and approximately 90% of U.S. homes, enabling superior risk assessment and competitive pricing.
Our mission is to be the best homeowners insurance partner for homebuyers, offering more than just coverage. Through the Porch app, we provide a full moving concierge service, helping customers with moving logistics and essential home services like security, TV/Internet setup, and more.
Finally, we deliver greater home protection by pairing homeowners insurance with full home warranty, additional coverages, and appliance recall monitoring. This approach fills coverage gaps, reduces unexpected costs, and strengthens our value proposition—creating deeper, lasting relationships with our customers.
RECENT DEVELOPMENTS
Stock and Membership Interest Purchase Agreement with Allied Trust
On October 13, 2026, the Reciprocal and the Company, through its wholly owned subsidiary, Homeowners of America Holding Corporation (“HOA Holdco” and, together with the Reciprocal, the “Buyers”), entered into a Stock and Membership Interest Purchase Agreement (the “Purchase Agreement”) with Allied Trust Holdings, LLC, a Delaware limited liability company (the “Seller” or “Allied Trust”).
Pursuant to the Purchase Agreement, at the closing, (i) the Reciprocal will acquire from Seller 100% of the issued and outstanding shares of common stock of Allied Trust Insurance Company, a Texas domiciled property and casualty insurance company (“ATIC”), and (ii) HOA Holdco will acquire from Seller 100% of the membership interests of Allied Underwriters LLC, ATIC's managing general agent (“AU MGA”), and 100% of the membership interests of Lonestar Lagniappe Reinsurance Holdings, LLC, ATIC's captive reinsurer (“Lonestar”) (collectively, the “Acquisition” and ATIC, AU MGA and Lonestar the “Acquired Businesses”).

The Reciprocal will pay Seller $105.0 million for the ATIC shares, consisting of $55.0 million payable at the closing and $50.0 million payable in twelve approximately equal monthly installments during the twelve months following the closing, or earlier at the discretion of the Reciprocal (the “Deferred Payments”). HOA Holdco will pay Seller $95.0 million at the closing for the AU MGA and Lonestar membership interests. The amounts payable at closing are subject to adjustment for closing indebtedness and, in the case of the Reciprocal, Allied Trust Insurance Company’s statutory surplus, and the transaction is subject to customary closing conditions.
HOA Holdco may elect to satisfy up to $20.0 million of the closing consideration in shares of our common stock, with the balance payable in cash, and the Reciprocal may elect to satisfy up to $50.0 million of the Deferred Payments in shares of common stock. Shares issued on behalf of HOA Holdco are expected to be newly issued shares, while shares delivered by the Reciprocal are expected to come from its existing holdings. The number of shares will be based on the Nasdaq closing price on the business day preceding the applicable payment date. The Purchase Agreement requires the Company to register the shares for resale. Any shares of common stock issued by the Company or delivered by the Reciprocal will be in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Shares of common stock held by the Reciprocal are currently not entitled to vote or be counted for quorum purposes under Delaware law. Upon transfer to Seller, those shares will no longer be subject to such restrictions. The number of shares deliverable is not determinable at this time and will depend on the trading price of the common stock on the applicable determination dates and on whether the Reciprocal elects to pay in cash.
The Purchase Agreement contains customary representations, warranties, and covenants, including interim operating covenants and obligations to seek required regulatory approvals. The Company expects to obtain a $20 million representations and warranties insurance policy as the primary source of recovery for covered breaches. The Purchase Agreement provides additional indemnification for certain special indemnities and covenant breaches.
The closing is subject to customary conditions, including receipt of required approval from the Texas Department of Insurance. The closing will not occur earlier than January 1, 2027, and the Company currently expects the Acquisition to close in the first quarter of 2027. The Purchase Agreement may be terminated by mutual consent, by either party if the closing has not occurred on or prior to April 1, 2027 (as such date may be extended), or by the non-breaching party following an uncured breach that would cause a closing condition to fail, subject in each case to the limitations set forth in the Purchase Agreement.
Under SEC rules, we expect the Acquisition will be a “significant acquisition” and we will be required to provide audited financial statements of the Acquired Businesses for the most recent fiscal year and pro forma financial information reflecting the estimated pro forma impact of the Acquisition on our historical financial information in this prospectus supplement or separate financial statements for the Acquired Businesses no later than 71 days after the date that the initial Current Report on Form 8-K disclosing the closing of the Acquisition must be filed. Because the Acquisition has not yet closed, we are not required to and have not included the historical financial information or pro forma financial information for the Acquired Businesses. We cannot assure that there will not be material differences from the information presented herein.
For a discussion of certain risks associated with the Acquisition, including risks relating to the consideration payable in connection therewith, see “Risk Factors” beginning on page S-7 of this prospectus supplement.
PRINCIPAL EXECUTIVE OFFICES AND INTERNET ADDRESS
Our principal executive offices are located at 411 1st Avenue S., Suite 501, Seattle, Washington 98104, and our telephone number is (855) 767-2400. We maintain our main consumer website at www.porch.com, and our corporate and investor relations website is located at www.porchgroup.com. Information contained on our websites is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider information contained on our websites as part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by this prospectus supplement
Up to 10,000,000 shares of our common stock currently held by and offered and sold by the reciprocal stockholder and up to 5,000,000 newly-issued shares of our common stock to be issued, offered and sold by Porch Group.

Reciprocal Stockholder	Porch Reciprocal Exchange, a Texas unincorporated reciprocal inter-insurance exchange managed and operated, but not owned, by Porch Group as the attorney-in-fact.

Manner of Offering	Sales may be made from time to time through StoneX Financial Inc., as sales agent, in transactions that constitute an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. See “Plan of Distribution.” In addition, shares of our common stock may be offered and sold by such other methods, including privately negotiated transactions (including block trades), as the reciprocal stockholder or we, as applicable, and the sales agent agree.

Use of Proceeds
The Reciprocal will receive all of the net proceeds from its sale of our common stock sold by it pursuant to this offering, after deducting applicable commissions and offering expenses. The Reciprocal expects to use the net proceeds from the sale of any shares of common stock pursuant to this prospectus supplement for general corporate purposes, which may include, but are not limited to, paying claims and expenses, improving liquidity and asset diversification, otherwise meeting applicable regulatory requirements and maintaining its financial stability rating, or financing acquisitions. For more information about the Reciprocal, see the section titled “Selling Stockholders” in the accompanying prospectus.

We intend to use the net proceeds that we receive upon our issuance and sale of shares of our common stock for general corporate purposes. We will not receive any proceeds from sales by the Reciprocal, and the Reciprocal will not receive any proceeds from sales by us. See “Use of Proceeds.”

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “PRCH.”

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Sales Agent	StoneX Financial Inc.

Sales Agent Compensation	The sales agent will receive a commission equal to 1.5% of the gross sales price of shares sold through it pursuant to the distribution agreement. See “Plan of Distribution.”

Risk Factors
You should read “Risk Factors” on page S-7 of this prospectus supplement, on page 4 of the accompanying prospectus, and in the documents incorporated by reference herein and therein for a discussion of certain risks that prospective investors should consider before investing in our common stock.

RISK FACTORS
Investing in our common stock involves risks. Before making a decision to invest in our common stock, you should carefully consider the risks and uncertainties discussed in the following risk factors and in “Cautionary Statement Regarding Forward-Looking Statements,” as well as in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings we make from time to time with the SEC. You should also consider the risk factors described in any documents we incorporate by reference in the future. See “Where You Can Find More Information” and “Information Incorporated by Reference.”
Risks Related to Sales Pursuant to this Prospectus Supplement
The shares of our common stock offered hereby may be sold in “at the market offerings,” and investors who buy shares of our common stock at different times will likely pay different prices.
Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The reciprocal stockholder and we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of our common stock sold in this offering. Investors may experience a decline in the value of the shares of our common stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds received by the Company from this offering for general corporate purposes. Any net proceeds received by the Reciprocal from this offering are likewise expected to be used for general corporate purposes of the Reciprocal. See “Use of Proceeds” for additional details. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our results of operations or enhance the value of our common stock. In addition, proceeds received by the Reciprocal will not be received directly by us and may be used for purposes that do not directly benefit our stockholders.
It is not possible to predict the aggregate proceeds resulting from sales of our common stock made under the distribution agreement.
Subject to certain limitations in the distribution agreement and compliance with applicable law, the reciprocal stockholder and we have the discretion to deliver a transaction proposal to the sales agent at any time throughout the term of the distribution agreement. The number of shares of our common stock that are sold through the agent after delivering a transaction proposal will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits the reciprocal stockholder or we set with the sales agent in any applicable transaction acceptance, and the demand for our common stock during the sales period. Because the price per share of each common share sold will fluctuate based on the market price of our common stock during the sales period, and the reciprocal stockholder and we are not obligated to sell all of the shares under the distribution agreement, it is not possible at this time to predict the prices or number of shares that will ultimately be sold or the amount of proceeds that we, or the reciprocal stockholder, will receive from such sales, respectively, if any.
If we raise additional capital in the future through issuances of common stock or other securities convertible into or exchangeable for our common stock, including in connection with acquisitions or other transactions, your ownership in us could be diluted.
In order to raise additional capital, we may at any time, including during this offering, offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may also issue additional shares of common stock as consideration in connection with acquisitions or other strategic transactions, and such issuance may be in addition to any issuances of common stock which are already contemplated in connection with the Acquisition. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase common stock in this offering. The price per share at which we sell additional shares of common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities or issue additional shares of common stock in connection with acquisitions or other transactions, your ownership interest will be diluted. Although sales or transfers of shares currently held by the reciprocal stockholder will not involve the issuance of new shares, such sales or transfers may still dilute existing stockholders' percentage ownership and voting power because those shares are currently treated as treasury shares for accounting purposes and are not entitled to vote under Delaware law while they are held by the reciprocal stockholder, which will no longer be the case if such shares are sold or transferred to unaffiliated third parties.
Sales of a substantial number of our shares of common stock in the public market could cause our stock price to fall.
We may issue and sell additional shares of common stock in the public markets, including during this offering. As a result, a substantial number of shares of our common stock may be sold in the public market. Sales of a substantial number of shares of our common stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.
We do not anticipate paying dividends on our common stock in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.
We do not anticipate paying any dividends in the foreseeable future on our common stock. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. The indentures governing our outstanding convertible notes contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments.
The market price of our common stock may fluctuate significantly, and you could lose all or part of your investment.
Volatility in the market price and trading volume of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings, and political, economic, financial, and other global and national factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded, and our business segments.
Risks Related to the Acquisition
The Acquisition is subject to closing conditions, including required insurance regulatory approvals, and may not be completed on the anticipated timeline or at all.
Completion of the Acquisition is subject to conditions, including the receipt of required approvals from the Texas Department of Insurance and other applicable insurance regulators, the absence of any legal restraint, and the accuracy of representations and the performance of covenants by the parties. Insurance holding company laws require prior regulatory approval of any acquisition of control of a domestic insurer. The review process may take longer than we expect, and regulators may impose conditions in connection with their approval, including requirements relating to capital maintenance, restrictions on dividends or intercompany transactions, or limitations on the conduct of business, any of which could reduce the anticipated benefits of the Acquisition or, if sufficiently adverse, permit HOA Holdco and the Reciprocal not to close.
If the Acquisition has not been completed by April 1, 2027, as such date may be extended, either party may terminate the Purchase Agreement, and the Purchase Agreement may also be terminated by mutual consent, following an uncured breach, or upon a final and non-appealable legal restraint. We will incur significant transaction costs whether or not the Acquisition is completed, and the pendency of the Acquisition may divert management’s attention and, through pre-closing operating covenants, limit the acquired businesses’ ability to respond to competitive or market developments. A failure to complete the Acquisition could adversely affect the trading price of our common stock and our ability to pursue other opportunities.
We are not providing pro forma financial statements reflecting the impact of the Acquisition on our historical financial information or separate historical financial statements of ATIC, AU MGA, and Lonestar.
Under SEC rules, we expect the Acquisition will be a “significant acquisition” and we will be required to provide audited financial statements of ATIC, AU MGA, and Lonestar for the most recent fiscal year and pro forma financial information reflecting the estimated pro forma impact of the Acquisition on our historical financial information in this prospectus supplement or separate financial statements for ATIC, AU MGA, and Lonestar no later than 71 days after the date that the initial Current Report on Form 8-K disclosing the closing of the Acquisition must be filed. Because the Acquisition has not yet closed, we are not required to and have not included the historical financial information or pro forma financial information for ATIC, AU MGA, and Lonestar. We cannot assure that there will not be material differences from the information presented herein.
We may not realize the anticipated benefits of the Acquisition, including because of difficulties integrating the acquired businesses or operating in new markets.
Realizing the anticipated benefits of the Acquisition depends on our ability to integrate the underwriting, claims, policy administration, actuarial and reserving, reinsurance, distribution, and financial reporting functions of ATIC, AU MGA, and Lonestar with our existing insurance operations, including the Reciprocal and HOA, while complying with the regulatory requirements applicable to multiple insurance entities within a holding company system. Integration may take longer, cost more, or prove more complex than we expect, and may result in the loss of key employees, agents, or policyholders of the acquired businesses and the diversion of management’s attention from our existing operations.
The acquired businesses underwrite and issue insurance policies in states in which we do not currently operate, including Louisiana, which will require us to maintain licenses, build distribution, and price risks in markets where we have limited operating experience and where regulatory, catastrophe, and litigation environments differ from those in which we operate today. Our proprietary property data may prove less predictive in those markets. In addition, the financial and operating results of the acquired businesses, once integrated and reported on a basis consistent with ours, may differ from the results reflected in our due diligence, and we expect to record goodwill and intangible assets that may become impaired.
A portion of the purchase price may be paid in shares of our common stock, which would dilute our existing stockholders, and may negatively affect the market price of our common stock.
HOA Holdco may elect to satisfy up to $20.0 million of the amount payable at the closing of the Acquisition in shares of our common stock, which we expect would be newly issued from our authorized but unissued shares. The Reciprocal may elect to satisfy up to $50.0 million of the deferred payments in shares of our common stock that it already holds, a significant portion of the value of which is treated as non-admitted assets in the Reciprocal’s statutory filings. Shares held by the Reciprocal are treated as treasury shares for accounting purposes and are not considered outstanding under Delaware law for quorum or voting purposes; however shares delivered to the Seller would become outstanding shares held by an unaffiliated third party. The issuance of new shares by us, as well as the transfer of existing shares held by the Reciprocal that become outstanding for voting and accounting purposes, could dilute the percentage ownership and voting power of our existing stockholders and could reduce our earnings per share and adversely affect the trading price of our common stock.

The number of shares deliverable on any payment date is determined by reference to the trading price of our common stock on the business day immediately prior to that date. A decline in our share price would increase the number of shares required to satisfy a given dollar amount, increasing the potential dilution, and we cannot predict the number of shares that ultimately will be delivered. The Purchase Agreement also requires that the shares be registered for resale and free from transfer restrictions no later than five days following each applicable due date. Resales of those shares by the Seller, or the perception that such resales may occur, could cause the trading price of our common stock to decline.
The Acquisition will increase our exposure to catastrophe losses and our reliance on reinsurance.
The acquired businesses write residential property insurance in states exposed to hurricanes, windstorms, hail, severe weather events, and other catastrophe events, with a significant concentration in Louisiana and along the Gulf Coast. Following the closing, the properties insured through the Reciprocal and the acquired businesses will be more concentrated in catastrophe-exposed regions than the Reciprocal’s current book of business. A single catastrophe event, or a series of events, could produce claims that exceed the combined reserves, reinsurance recoveries, and capital resources available to the Reciprocal and the acquired businesses. The models we use to assess catastrophe exposure rely on assumptions that may prove inaccurate, particularly in markets where we have limited historical experience.
Our ability to manage this increased exposure depends on the availability, cost, and performance of reinsurance. The combined policyholder count and geographic concentration may cause reinsurers to require higher premiums, higher attachment points or retentions, reduced limits, or less favorable terms when existing programs are renewed or new programs are placed for the combined operations, and reinsurance may not be available on acceptable terms or at all. We are also exposed to the credit risk of reinsurers and to disputes over recoveries.

USE OF PROCEEDS
The reciprocal stockholder expects to use the net proceeds from its sale of any shares of common stock pursuant to this prospectus supplement for general corporate purposes, which may include, but is not limited to, strengthening the Reciprocal's admitted surplus position, improving liquidity and asset diversification, financing acquisitions, otherwise meeting applicable regulatory requirements and maintaining its financial stability rating, or paying claims and expenses. For more information about the Reciprocal, see the section titled “Selling Stockholders” in the accompanying prospectus.
In addition, we intend to use the net proceeds we receive upon our issuance and sale of shares of our common stock for general corporate purposes.
While the reciprocal stockholder and the Company currently intend to use the net proceeds of this offering, if any, for general corporate purposes, the reciprocal stockholder or the Company may choose to expand their respective current businesses through acquisitions of, or investments in, other businesses, products or technologies, using our net proceeds from this offering or shares of our common stock. For example, on October 13, 2026, we announced the Acquisition. Although the reciprocal stockholder or the Company may use a portion of the proceeds of this offering as consideration, this offering is not being conducted to finance the Acquisition as the reciprocal stockholder and the Company have sufficient cash and cash equivalents to do so.

PLAN OF DISTRIBUTION
The reciprocal stockholder and we have entered into a distribution agreement, dated October 30, 2026, with StoneX Financial Inc. (which we refer to as the “sales agent”), under which (i) the reciprocal stockholder may offer and sell up to 10,000,000 shares of our common stock, par value $0.0001 per share (“common stock”), consisting of shares previously issued and held by the reciprocal stockholder, and (ii) we may issue, offer and sell up to 5,000,000 newly issued shares of our common stock, in negotiated transactions or in transactions that constitute an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made by means of ordinary brokers' transactions, including directly on the Nasdaq Capital Market or into any other existing trading market for our common stock, through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices, in each case as permitted under and in accordance with the requirements of the distribution agreement. The sales agent will not engage in any transactions that stabilize the price of our common stock. Neither we nor the reciprocal stockholder are obligated to offer or sell any shares of common stock pursuant to the distribution agreement and may, at any time, suspend offers and sales of shares under the distribution agreement, subject to its terms and conditions.
The sales agent will offer our common stock subject to the terms and conditions of the distribution agreement on a daily basis or otherwise as agreed upon by the reciprocal stockholder or us, as applicable, and the sales agent. The reciprocal stockholder or we, as applicable, will designate the maximum amount of our common stock to be sold through the sales agent on a daily basis or otherwise determine such maximum amount together with the sales agent. Subject to the terms and conditions of the distribution agreement, the sales agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell on the reciprocal stockholder’s or our behalf the common stock the reciprocal stockholder or we designate from time to time, following acceptance by the sales agent of an applicable transaction proposal. The reciprocal stockholder or we may instruct the sales agent not to sell our common stock if the sales cannot be effected at or above the price designated by the reciprocal stockholder or us, as applicable, in any such instruction. The sales agent will not be obligated to use its commercially reasonable efforts to sell our common stock at any price below the designated price. The reciprocal stockholder, we, or the sales agent may suspend the offering of our common stock under the distribution agreement upon proper notice and subject to other conditions. Only one of the reciprocal stockholder or us may have an active instruction to sell shares under the distribution agreement at any time. Before either party may commence sales, any outstanding sales instruction from the other party must be terminated, and the sales agent must accept the new sales instruction in accordance with the terms of the distribution agreement. Sales will be made pursuant to transaction proposals delivered by the reciprocal stockholder or us, as applicable, and accepted by the sales agent through a transaction acceptance, which will specify the applicable selling parameters. The sales agent is not obligated to sell any specific number or dollar amount of shares, and there can be no assurance that any shares will be sold pursuant to the distribution agreement.
The sales agent will receive a commission of 1.5% of the gross sales price per share of our common stock for any shares sold through the sales agent under the distribution agreement. The reciprocal stockholder and we have also agreed to reimburse the sales agent for reasonable and documented fees and disbursements in connection with the offering. The remaining sales proceeds, after deducting the sales agent’s commissions, any expenses payable by the reciprocal stockholder or us, as applicable, and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will represent net proceeds to the reciprocal stockholder or us, as applicable, for the sale of such shares. We will not receive any proceeds from sales of shares by the reciprocal stockholder, and the reciprocal stockholder will not receive any proceeds from sales of shares by us.
The sales agent will provide written confirmation to the reciprocal stockholder or us, as applicable, by the opening of trading on the Nasdaq Capital Market on the trading day following each day on which shares of our common stock are sold by the sales agent for the reciprocal stockholder or us under the distribution agreement. Each confirmation will include the number of shares sold, the gross sales price per share and the net proceeds to the reciprocal stockholder or us, as applicable.
Settlement for sales of our common stock will occur, unless the parties agree otherwise, on the first business day following the date on which any sales were made in return for payment of the net proceeds or gross sales price. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our common stock sold through the sales agent under the distribution agreement, the gross and net proceeds to the reciprocal stockholder or us, as applicable, and the compensation paid to the sales agent in connection with the sales of our common stock.
In connection with the sale of our common stock on behalf of the reciprocal stockholder or us, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. The reciprocal stockholder and we have agreed in the distribution agreement to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.
The sales agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates or the reciprocal stockholder. The sales agent has received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of its business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
If the sales agent, the reciprocal stockholder or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other parties and sales of our common stock under the distribution agreement will be suspended until the applicable requirements of Regulation M or other exemptive provisions have been satisfied in the judgment of the sales agent, the reciprocal stockholder and us.
The offering of our common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale of all shares of our common stock offered by us and the reciprocal stockholder subject to the distribution agreement and (2) the termination of the distribution agreement by us or the sales agent in accordance with its terms. The reciprocal stockholder may separately terminate its participation under the distribution agreement without terminating the distribution agreement as between us and the sales agent.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.porchgroup.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement and the accompanying prospectus (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 28, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 29, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed with the SEC on October 28, 2026;
•our Current Reports on Forms 8-K filed with the SEC on June 11, 2026, June 15, 2026 and October 13, 2026; and
•the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 20, 2019 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021).
Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Porch Group, Inc., Attention: General Counsel, 411 1st Avenue S., Suite 501, Seattle, Washington 98104, telephone (855) 767-2400.

LEGAL MATTERS
The validity of the common stock offered hereby and certain other related legal matters will be passed upon for us by Ashurst Perkins Coie US LLP, Seattle, Washington. Certain legal matters in connection with this offering will be passed upon for the sales agent by Katten Muchin Rosenman LLP, New York, New York.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Porch Group, Inc.
Securities Offered by the Reciprocal Stockholder
Up to 16,220,158 Shares of Common Stock
Securities Offered by the Company
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

The reciprocal stockholder may offer and sell up to 16,220,158 shares of common stock, and we may offer and sell the securities identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
This prospectus relates to the resale or other disposition of up to an aggregate of 16,220,158 shares of our common stock held by the reciprocal stockholder, Porch Reciprocal Exchange, a Texas unincorporated reciprocal inter-insurance exchange managed and operated, but not owned, by a wholly owned subsidiary of Porch Group, Inc. as the attorney-in-fact, as more fully described in the section entitled “Selling Stockholders.” We will not receive any proceeds from the sale of our common stock by the reciprocal stockholder.
The reciprocal stockholder may offer and sell these shares of common stock in one or more transactions (including one or more underwritten offerings) at the market price for our common stock prevailing at the time of sale, a price related to the prevailing market price, a negotiated price, or such other price as the reciprocal stockholder may determine from time to time. The reciprocal stockholder will be responsible for all underwriting discounts, brokerage fees and commissions and similar expenses in connection with the sale of the shares. For more information on possible methods of offer and sale by the reciprocal stockholder, you should refer to the section of this prospectus entitled “Plan of Distribution.” As of the date of this prospectus, except as described in any applicable prospectus supplement, no offers or sales of the shares are currently contemplated, and the reciprocal stockholder makes no representation that any of the shares will be offered for sale.
Each time we offer and sell the securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. In addition, in connection with certain offers and sales of securities by the reciprocal stockholder, the reciprocal stockholder and we will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the reciprocal stockholder and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
The reciprocal stockholder may offer and sell shares of our common stock from time to time. In addition, we may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on the Nasdaq Capital Market under the symbol “PRCH.” On October 29, 2026, the last reported sales price of our common stock on the Nasdaq Capital Market was $20.89 per share.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Under this shelf registration process, the reciprocal stockholder or we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings. The reciprocal stockholder may offer and sell up to 16,220,158 shares of our common stock pursuant to the registration statement of which this prospectus is a part. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of our securities by the reciprocal stockholder.
This prospectus provides you with a general description of the securities the reciprocal stockholder and we may offer. Each time the reciprocal stockholder or we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectuses may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses) together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.
Neither the reciprocal stockholder nor we have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which the reciprocal stockholder or we have referred you. Neither the reciprocal stockholder nor we take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”
This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.
References to the “Reciprocal” or the “reciprocal stockholder” refer to Porch Reciprocal Exchange, a Texas unincorporated reciprocal inter-insurance exchange managed and operated, but not owned, by a wholly owned subsidiary of Porch Group as the attorney-in-fact, and the term “you” refers to a prospective investor. Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company,” and “Porch Group” refer to Porch Group, Inc., a Delaware corporation, and its subsidiaries, and will not include the Reciprocal or its subsidiaries, except where the context otherwise requires, including with respect to consolidated financial information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated herein by reference contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, assumptions, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or similar expressions.
These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) expansion plans and opportunities, and managing growth, to build a consumer brand; (2) the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes; (3) economic conditions, especially those affecting the housing, insurance, and financial markets; (4) expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability; (5) existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations; (6) the structure, availability, and performance of the Reciprocal and Homeowners of America (“HOA”)’s reinsurance programs to protect against loss and maintain their financial stability ratings and a healthy surplus, the success of which are dependent on a number of factors outside management’s control; (7) the possibility that a decline in our share price would result in a negative impact to the Reciprocal’s surplus position and may require further financial support to enable the Reciprocal to meet applicable regulatory requirements and maintain its financial stability rating; (8) the possibility that a decline in our share price would result in a negative impact to our captive reinsurance business' capital and collateral portfolio, and may require further financial support to enable the captive reinsurance business to meet applicable regulatory requirements; (9) uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiatives and other matters within the purview of insurance regulators (including the discount associated with the shares contributed to HOA that were subsequently transferred to the Reciprocal in connection with the closing of the sale of HOA to the Reciprocal); (10) the ability of the Company and its affiliates to successfully operate and manage the Reciprocal and our ability to successfully operate our businesses alongside a reciprocal exchange; (11) our ability to implement our plans, forecasts and other expectations with respect to the Reciprocal and to realize expected synergies and/or convert policyholders from our existing insurance carrier business into policyholders of the Reciprocal; (12) the risk that the proposed acquisition of Allied Trust Insurance Company, Allied Underwriters LLC and Lonestar Lagniappe Reinsurance Holdings, LLC (the “Acquisition”) may not be completed on the anticipated terms or timeline, or at all, including due to failure to obtain required approvals from the Texas Department of Insurance or other insurance regulators, or the imposition of conditions on those approvals; (13) the occurrence of any event, change or other circumstance that could give rise to the termination of the Acquisition purchase agreement; (14) the effect of the announcement or pendency of the Acquisition on relationships with policyholders, producers, reinsurers, regulators and employees, and on our operating results; (15) transaction-related costs and the diversion of management’s attention; (16) adjustments to the purchase price, including based on the acquired insurer’s statutory surplus at closing; (17) our ability to integrate the acquired businesses and realize the anticipated benefits of the Acquisition; (18) reliance on strategic, proprietary relationships to provide the Company with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers; (19) the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner; (20) the ability to effectively integrate and leverage artificial intelligence and machine learning technologies; (21) changes in capital requirements, and the ability to access capital when needed to provide statutory surplus; (22) our ability to timely repay our outstanding indebtedness; (23) the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance; (24) retaining and attracting skilled and experienced employees; (25) costs related to being a public company; and (26) other risks and uncertainties discussed in Part I, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as those discussed in subsequent reports filed with the SEC, all of which are available on the SEC’s website at www.sec.gov.
Nothing in this prospectus, any prospectus supplement or the documents incorporated herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date made. Unless specifically indicated otherwise, the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date made. The Company does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as may be required by applicable law.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

SELLING STOCKHOLDERS
General
Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
Reciprocal Stockholder
This prospectus relates to the possible sale by the reciprocal stockholder from time to time of up to an aggregate of 16,220,158 shares of common stock of Porch Group.
The table below presents information regarding the reciprocal stockholder and the shares of common stock that the reciprocal stockholder may offer and sell from time to time under this prospectus. The term “reciprocal stockholder” includes the stockholder listed in the table below and its transferees, pledgees, donees, assignees or other successors.
The following table sets forth:
•the name of the reciprocal stockholder;
•the number of shares offered by the reciprocal stockholder prior to the sale of the shares covered by this prospectus;
•the number of shares that may be offered by the reciprocal stockholder pursuant to this prospectus; and
•the number of shares of the reciprocal stockholder following the sale of all the shares covered by this prospectus.
The applicable percentage ownership of common stock is based on approximately 132,644,086 shares of common stock outstanding as of October 23, 2026, which includes the 16,220,158 shares of common stock held by the reciprocal stockholder, Porch Group’s affiliate, and 2,092,050 shares of common stock held by Porch Group’s wholly owned captive reinsurance business. These shares held by Porch Group’s affiliate and subsidiary are considered treasury shares for GAAP accounting purposes and under Delaware law are not considered outstanding for quorum and are not entitled to vote. See “Selling Stockholders—Our Relationship with the Reciprocal Stockholder” for further information.
The reciprocal stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares it owns, but makes no representation that any of the shares will be offered for sale. Because the reciprocal stockholder may sell some or all of the shares it owns which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares (except as described below with respect to our agreement to register the shares for resale and as described in any applicable prospectus supplement), no estimate can be given as to the number of shares included in this prospectus that will be held by the reciprocal stockholder upon termination of this offering. We have therefore assumed for the purposes of the following table that the reciprocal stockholder will sell all of the shares covered by this prospectus.

	Number of Shares of Common Stock Owned Prior to this Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of shares of Common Stock Owned After Sale of Shares
	Number	%		Number	%(1)
Reciprocal Stockholder
Porch Insurance Reciprocal Exchange (1)	16,220,158	12.23%	16,220,158	—	—
__________________
(1)The address of the reciprocal stockholder is 1400 Corporate Drive, Suite 300, Irving, Texas 75038. These shares held by the reciprocal stockholder are considered treasury shares for GAAP accounting purposes and under Delaware law are not considered outstanding for quorum and are not entitled to vote.
Our Relationship with the Reciprocal Stockholder
The reciprocal stockholder, Porch Reciprocal Exchange, is a Texas unincorporated reciprocal inter-insurance exchange that was formed and licensed by the Texas Department of Insurance (“TDI”) and through which our insurance underwriting business is conducted. The Reciprocal is managed by Porch Risk Management Services, LLC (“PRMS”) as its attorney-in-fact pursuant to an Attorney-In-Fact Agreement, dated as of January 1, 2025. PRMS is a single member Texas limited liability company and an indirect wholly-owned subsidiary of Porch Group, Inc.
In January 2025, in connection with the formation of the Reciprocal, we completed the sale of our homeowners insurance carrier, Homeowners of America (“HOA”), to the Reciprocal for a purchase price equal to HOA’s estimated surplus at December 31, 2024, of approximately $105 million, less $58 million of principal and unpaid interest under a surplus note issued by HOA to Porch Group in 2023. The purchase price was financed by a surplus note issued by the Reciprocal to Porch Group, bringing the total surplus notes held by Porch Group to approximately $106 million. Following the sale, HOA became a wholly owned subsidiary of the Reciprocal and, as part of the transaction, subsequently transferred certain economics to the Reciprocal following TDI approval, including the 18.3 million Porch Group shares previously held by HOA. Porch Group manages and operates the Reciprocal, providing services related, but not limited, to underwriting, policy renewal, risk management, insurance portfolio management, financial management, and setting investment guidelines. In addition, we maintain the Reciprocal’s books and records and are responsible for its accounting and financial reporting. In exchange for these services, Porch Group receives commissions and fees. The Reciprocal pays all claims and claims adjustment expenses, reinsurance costs, agency commissions, and taxes and license fees.
As a result of Porch Group’s position of management and operational control of the Reciprocal, the shares of our common stock held by the reciprocal stockholder are not considered outstanding for quorum purposes and are not entitled to vote under Delaware law, so long as the reciprocal stockholder continues to be controlled, directly or indirectly, by Porch Group through the attorney-in-fact arrangement. Any shares sold by the reciprocal stockholder pursuant to this prospectus or any prospectus supplement or otherwise will become entitled to vote and be considered outstanding for quorum purposes. So long as the reciprocal stockholder continues to hold the shares and is included in our consolidated financial statements, for financial reporting purposes the shares are reflected as treasury shares in our consolidated financial statements and excluded from weighted average common shares outstanding for purposes of basic and diluted earnings (loss) per share. If the reciprocal stockholder sells shares pursuant to this prospectus or otherwise, the shares sold will no longer be treated as treasury shares for financial reporting purposes, any gain or loss on sale would be recognized, and the shares sold to third-parties will thereafter be considered outstanding for purposes of calculating basic and diluted earnings (loss) per share.

USE OF PROCEEDS
Reciprocal Stockholder
Unless the applicable prospectus supplement provides otherwise, the Reciprocal, a Texas unincorporated reciprocal inter-insurance exchange managed and operated, but not owned, by a wholly owned subsidiary of Porch Group as the attorney-in-fact, will receive all of the proceeds from the sale of our securities as the reciprocal stockholder. The Reciprocal expects to use the proceeds from the sale of any shares of common stock pursuant to this prospectus for general corporate purposes, which may include, but is not limited to, strengthening the Reciprocal's admitted surplus position, improving liquidity and asset diversification, financing acquisitions, otherwise meeting applicable regulatory requirements and maintaining its financial stability rating, or paying claims and expenses. The Reciprocal makes no representation that any of the shares will be offered for sale.
We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares to be sold by the reciprocal stockholder pursuant to this prospectus. Other than the registration expenses, the reciprocal stockholder will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to shares to be sold by the reciprocal stockholder.
General
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include, among others, repayment, retirement, or refinancing of outstanding debt, acquisitions, working capital, capital expenditures, and repurchases, retirement, or redemptions of outstanding securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

OUR COMPANY
Porch Group, together with its consolidated subsidiaries, is a new kind of homeowners insurance company—one designed to stand out in a massive and growing market. Our strategy is built on three differentiators that set us apart.
1.Advantaged Underwriting Through Proprietary Data
Leveraging unique property insights, we can assess risk with greater precision, enabling competitive pricing for low-risk customers and avoiding high-risk customers, while delivering superior underwriting performance.
2.Best Services for Homebuyers
We are committed to being the go-to partner during one of life’s most significant transitions—buying a home—by offering services that simplify moving and home setup.
3.More Protection
We combine homeowners insurance with home warranty, filling coverage gaps and reducing unexpected costs for consumers.
Beyond insurance, Porch Group is a leader in the home software-as-a-service space, serving approximately 19 thousand companies across industries essential to the home-buying process—home inspectors, title companies, mortgage providers, and more. Our deep relationships and proprietary data give us unique visibility into approximately 90% of U.S. homebuyers and approximately 90% of U.S. homes, enabling superior risk assessment and competitive pricing.
Our mission is to be the best homeowners insurance partner for homebuyers, offering more than just coverage. Through the Porch app, we provide a full moving concierge service, helping customers with moving logistics and essential home services like security, TV/Internet setup, and more.
Finally, we deliver greater home protection by pairing homeowners insurance with full home warranty, additional coverages, and appliance recall monitoring. This approach fills coverage gaps, reduces unexpected costs, and strengthens our value proposition—creating deeper, lasting relationships with our customers.
Our principal executive offices are located at 411 1st Avenue S., Suite 501, Seattle, Washington 98104, and our telephone number is (855) 767-2400. We maintain our main consumer website at www.porch.com, and our corporate and investor relations website is located at www.porchgroup.com. Information contained on our websites is not incorporated by reference in this prospectus and you should not consider information contained on our websites as part of this prospectus or any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our third amended and restated certificate of incorporation (our “Charter”), our amended and restated bylaws (our “Bylaws”), and the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”). This summary is not complete. You should read our Charter and Bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Authorized and Outstanding Stock
Our Charter authorizes the issuance of 410,000,000 shares, consisting of (i) 10,000,000 shares of preferred stock, par value $0.0001 per share and (ii) 400,000,000 shares of common stock, par value $0.0001 per share. As of October 23, 2026, there were 132,644,086 shares of our common stock outstanding (including 16,220,158 shares of common stock owned by the reciprocal stockholder and 2,092,050 shares of common stock held by our wholly owned captive reinsurance business) and no shares of preferred stock outstanding. Although the shares owned by the Reciprocal and by any subsidiary of the Company are considered issued and outstanding, under the DGCL, these shares are neither entitled to vote nor count for quorum purposes because such entities are controlled by us.
Common Stock
Holders of our common stock (other than the Reciprocal and our captive reinsurance business, so long as such entities are controlled, directly or indirectly, by us) are entitled to one vote for each share held of record on all matters properly submitted to a vote of stockholders, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.
Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. Our common stock is not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to our common stock. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of the Company’s preferred stock that we may authorize and issue in the future.
Preferred Stock
Our Charter authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by The Nasdaq Stock Market LLC (“Nasdaq”), the authorized shares of preferred stock will be available for issuance without further action by the holders of our common stock. The board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock, including, without limitation:
•the designation of the series;
•the number of shares of the series, which the board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption rights and price or prices, if any, for shares of the series;

•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.
We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. Additionally, the issuance of preferred stock could adversely affect the rights of holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of a company’s net assets over the amount determined to be the capital by the company’s board of directors pursuant to the DGCL. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock having a par value. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the Company’s capital is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.
We have not paid any cash dividends on our common stock to date. Declaration and payment of any dividend in the future will be subject to the discretion of the board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the board of directors may consider relevant. Further, our ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of the Company and the Company’s subsidiaries.
Annual Stockholder Meetings
Our Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Anti-Takeover Effects of the Company’s Charter and Bylaws and Certain Provisions of Delaware Law
Our Charter, Bylaws, and the DGCL contain provisions, as summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of our capital stock or the then-outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of its management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Business Combinations
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”); or
•subject to certain statutory exceptions, an affiliate or associate of an interested stockholder that, at any time within the three (3) year period immediately preceding the date that the stockholder became an interested stockholder, was the owner of 15% or more of the outstanding voting stock of the Company.
A “business combination” includes, among other things, a merger or sale of more than 10% of the Company’s assets. However, the above provisions of Section 203 do not apply if:
•our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of the transaction;
•after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Election and Removal of Directors; Vacancies
Our board of directors is elected annually at each annual meeting of stockholders. All directors are elected for a one-year term expiring at the next annual meeting of stockholders and until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.
As provided in our Charter, a director serving on our board of directors may be removed by the stockholders with or without cause by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Charter provides that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director (and not by stockholders) even if less than a quorum.
No Cumulative Voting
Under the DGCL, the right to vote cumulatively does not exist unless our Charter specifically authorizes cumulative voting. Our Charter and Bylaws do not authorize cumulative voting.
Special Stockholder Meetings
Our Charter provides that special meetings of the Company’s stockholders may be called at any time only by or at the direction of the chief executive officer, the chairperson of the board of directors or the board of directors pursuant to a resolution adopted by a majority of the board of directors. Our Bylaws provide that the business transacted at a special meeting shall be limited to the matters so stated in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be properly brought before a meeting by a stockholder, a stockholder must comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow the board of directors to adopt rules and regulations for the conduct of meetings as it deems appropriate which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with certain corporate transactions, including a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum
Our Charter provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company or its stockholders, (3) action asserting a claim against the Company, our directors, officers or employees arising pursuant to any provision of the DGCL or our Charter or Bylaws, or (4) action asserting a claim against the Company or our directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. In addition, the provisions described above will not apply to suits brought to enforce any duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts have exclusive jurisdiction.
Conflicts of Interest
The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Our Charter, to the extent allowed by the DGCL, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and we renounce any expectancy that any of our directors or officers will offer any such corporate opportunity of which they may become aware to the Company, except with respect to any of our directors or officers regarding a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Company and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our Bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving the Company’s directors, officers or employees for which indemnification is sought.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, NY 10004. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “PRCH.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•the title;
•the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•any limit on the amount that may be issued;
•whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;
•the maturity date;
•whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;
•the place where payments will be payable;

•restrictions on transfer, sale or other assignment, if any;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
◦incur additional indebtedness;
◦issue additional securities;
◦create liens;
◦pay dividends and make distributions in respect of our capital stock and/or the capital stock of our subsidiaries;
◦redeem capital stock;
◦make investments or other restricted payments;
◦sell, transfer or otherwise dispose of assets;
◦enter into sale-leaseback transactions;
◦engage in transactions with stockholders and affiliates;
◦issue or sell stock of our subsidiaries; or
◦effect a consolidation or merger;
•whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•a discussion of certain material U.S. federal income tax considerations applicable to the debt securities;
•information describing any book-entry features;
•provisions for a sinking fund purchase or other analogous fund, if any;
•the applicability of the provisions in the indenture on discharge;
•whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations; and
•any other terms which shall not be inconsistent with the indentures.
The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero coupon note, which:
•is issued at a price lower than the amount payable upon its stated maturity; and
•provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.
Certain material U.S. federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, certain material U.S. federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.
Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indentures
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:
•if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;
•if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;
•if specified events of bankruptcy, insolvency or reorganization occur; and
•any other event of default described in the applicable prospectus supplement.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the second to last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default results from the occurrence of a specified event of bankruptcy, insolvency or reorganization with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.
Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holders is not in conflict with any law or the applicable indenture; and
•subject to its duties under the TIA, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will have the right to institute a proceeding under an indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
•the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or accrued interest on, the debt securities.
We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver
We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:
•to fix any ambiguity, defect or inconsistency in the indenture;
•to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the TIA;
•to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under the heading “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;
•to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or
•to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of the series of debt securities;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;
•changing any of our obligations to pay additional amounts;
•reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;
•changing the currency in which any note or any premium or interest is payable;
•impairing the right to enforce any payment on or with respect to any note;

•adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;
•in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes;
•if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;
•reducing the requirements contained in the applicable indenture for quorum or voting;
•changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or
•modifying any of the above provisions set forth in this paragraph.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•recover excess money held by the debenture trustee;
•compensate and indemnify the debenture trustee; and
•appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the TIA is applicable.
Subordination of Subordinated Debt Securities
The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•all outstanding depositary shares have been redeemed; or
•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable warrant agreement.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•a discussion of certain material U.S. federal income tax consequences applicable to the warrants;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;

•the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF RIGHTS
We may issue, from time to time, rights to our stockholders to purchase shares of our common stock and/or any of the other securities that may be offered under this prospectus. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. The summary of the terms of the rights contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable rights agreements.
Any prospectus supplement related to any particular rights will describe, among other things:
•the date for determining the persons entitled to participate in the rights distribution;
•the exercise price for the rights;
•the aggregate number or amount of underlying securities purchasable upon exercise of the rights;
•the number of rights issued to each stockholder and the number of rights outstanding, if any;
•the date on which the right to exercise the rights will commence and the date on which the right will expire;
•the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
•anti-dilution provisions of the rights, if any;
•the extent to which the rights are transferable; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.
The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Purchase Contracts,” and “Description of Units” will apply to each series of rights and to the securities purchasable pursuant to each series of rights, respectively.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. The summary of the terms of the purchase contracts contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable purchase contracts.
The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special U.S. federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.
Any prospectus supplement related to any particular units will describe, among other things:
•the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•if appropriate, a discussion of certain material U.S. federal income tax considerations applicable to the units; and
•any material provisions of the governing unit agreement that differ from those described above.
The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Rights,” and “Description of Purchase Contracts” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION
The reciprocal stockholder or we may sell the securities being offered hereby:
•directly to one or more purchasers;
•through agents;
•through dealers;
•through underwriters;
•through a combination of any of the above methods of sale; or
•through any other methods described in a prospectus supplement.
We will identify the specific plan of distribution, including the name or names of the selling stockholder, if any, any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to the reciprocal stockholder or us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions, at-the-market offerings and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from the reciprocal stockholder, from us or from the purchasers of the securities.
Offers to purchase the securities may be solicited directly by the reciprocal stockholder, by us or by agents designated by the reciprocal stockholder or by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions payable by the reciprocal stockholder or by us, as applicable. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, the reciprocal stockholder or we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.
If an underwriter or underwriters are utilized in the sale, the reciprocal stockholder or we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.
The reciprocal stockholder or we may directly solicit offers to purchase the securities and the reciprocal stockholder or we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the reciprocal stockholder or us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, the reciprocal stockholder or us in the ordinary course of business.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
The reciprocal stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the reciprocal stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The reciprocal stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The reciprocal stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby. Any such transactions would be subject to applicable law and any contractual restrictions applicable to the reciprocal stockholder, including under any applicable distribution agreement.
The reciprocal stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We cannot assure you that the reciprocal stockholder will sell all or any portion of our securities offered hereby. The reciprocal stockholder makes no representation that any of the securities will be offered for sale.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Ashurst Perkins Coie US LLP, Seattle, Washington.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.porchgroup.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 28, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 29, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed with the SEC on October 28, 2026;
•our Current Reports on Forms 8-K filed with the SEC on June 11, 2026, June 15, 2026 and October 13, 2026; and
•the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 20, 2019 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021).
Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Porch Group, Inc., Attention: General Counsel, 411 1st Avenue S., Suite 501, Seattle, Washington 98104, telephone (855) 767-2400.

Porch Group, Inc.
Up to 10,000,000 Shares of Common Stock Offered by the Reciprocal Stockholder
Up to 5,000,000 Shares of Common Stock Offered by the Company

PROSPECTUS SUPPLEMENT

October 30, 2026

StoneX